AMENDMENT NO. 2
TO
STOCK PURCHASE AGREEMENT

          AMENDMENT NO. 2, dated as of December 1, 1993 (this "Amendment") to the Stock Purchase Agreement, dated as of October 28, 1993, by and among Imo Industries, Inc. ("Seller"), Mark Controls Corporation ("Purchaser"), Imo Industries GmbH and Mark Controls GmbH i. Gr. (as amended by Amendment No. 1 thereto dated as of November 11, 1993, the
"Purchase  Agreement").   Capitalized  terms  used  but   not
otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
           WHEREAS, the parties hereto desire to consummate the transactions contemplated by the Purchase Agreement effective as of December 1, 1993 and desire to amend the Purchase Agreement to give effect to such intent and in certain other respects.
            NOW,  THEREFORE,  the  parties  hereto  agree  as
follows:
1. The Closing Date for all purposes of the Purchase Agreement shall be December 1, 1993. This Amendment shall serve as Purchaser's written notice to the Seller as required pursuant to Section 3.1 of the Purchase Agreement (notwithstanding the five business days advance notice requirement therein, which is hereby waived). Notwithstanding the foregoing, the Closing Balance Sheet required by Section 2.3 of the Purchase Agreement shall be prepared as of 5:01 P.M., Pacific Time, in respect of the Seller, and 5:01 P.M., German Time, in respect of the German Seller (as defined in the German Asset Purchase Agreement) on November 30, 1993.

2.    Notwithstanding anything to the contrary  contained  in
Section 1 hereof or Section 2.1 of the Purchase Agreement, the Purchase Price shall be paid by the Purchaser on December ___, 1993 (the "Payment Date"). The time of Seller's receipt of the Purchase Price in immediately available funds is herein referred to as the "Payment Time." The Purchase Price shall be increased by an amount equal to $15,000 in respect of each Business Day (as defined below) from and including the Closing Date to but not including the Payment Date; provided, that the Purchase Price shall be increased by an additional $15,000 if the Payment Time has not occurred on or prior to 10:00 A.M., C.S.T., on the Payment Date. For purposes hereof, "Business Day" means each day other than a Saturday,Sunday or legal holiday in the States of California, New York or Illinois during which banks are open for business in each of the States of California, New York and Illinois.


3. The parties hereto acknowledge and agree that, although the consummation of the transactions contemplated by the Purchase Agreement shall be effective as of the Closing Date specified in Section 1 hereof, the Seller shall retain possession and operating control of the Business and the Assets through and including the Payment Time. However, the parties also acknowledge and agree that the Business shall be operated at all times from and including the Closing Date for the Purchaser's benefit. Therefore, the parties hereby agree to the following:

           (a) Seller and Newco shall at all times prior to the payment Time continue to comply with the covenants and provisions of Section 6.3 of the Purchase Agreement.

           (b) At the Payment Time the Seller shall deliver to the Purchaser an officer's certificate certifying under the Purchase Agreement that (i) each of the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 of the Purchase Agreement are true and correct in all material respects as of the Payment Time with the same force and effect as though the same had been made as of the Payment Time (except for the third sentence of Section 4.1, which shall continue to be true and correct as of the Closing Date), and (ii) Seller has complied in all material respects with the covenants and provisions of Section 6.3 through and including the Payment Time.

          (c) Seller shall hold in trust for Newco's benefit and pay over to Newco all cash received and collected by the Seller in respect of the Business and the Assets (other than Excluded Assets and cash received from the Purchaser) on and after the opening of business on the Closing Date, including, without limitation, as a result of the sale, collection or other disposition of any inventory, accounts receivable or other assets conveyed to Newco pursuant to the Purchase Agreement (the "Post Closing Receipts"). Seller shall direct its lock box bank to forward to Newco all Post Closing Receipts received by Seller on or prior to the Payment Time promptly (but in any event within three business days) following the Payment Date and shall pay over to Newco all Post Closing Receipts received by Seller thereafter in accordance with the terms of the Purchase Agreement.

           (d) It is understood and agreed that the Post Closing Receipts shall not be (i) included in the Closing Balance Sheet or (ii) used by Seller to pay, discharge or satisfy any of the Excluded Liabilities.

4.    The  first  sentence  of  Section  2.2  of  thePurchase
Agreement is hereby amended in its entirety to read as follows:

          "No later that sixty (60) days following the Closing Date, Purchaser shall prepare and deliver to Seller Schedule 2.2 to this Agreement, which shall set forth the allocation of the Purchase Price among the Assets, including an amount allocated to the non-competition covenants set forth in Section 11.1 hereof, and Seller shall be given an opportunity to review and consent to such allocation, which consent shall not be unreasonably withheld."

5. Purchaser acknowledges and agrees that Newco has not adopted by-laws and therefore Purchaser hereby waives any and all representations, warranties and covenants in the Purchase Agreement and documents to be delivered thereunder relating to the Bylaws of Newco.

6. Newco and Purchaser shall use all reasonable commercial efforts following the Closing to phase out their use of existing letterhead, invoices and other business forms and stationery of the Business containing the name "Imo" (collectively, "Imo Materials"); provided, that in no event may Newco and Purchaser continue to use any Imo Materials after December 31, 1993.

7. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    *    *    *    *    *
            IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.



                                        IMO INDUSTRIES INC.

                                         By:  /s/ Thomas J. Bird
                                       Name: Thomas J. Bird
                                      Title: Senior VP

                                         IMO INDUSTRIES GMBH

                                         By: /s/ James W. Cooper
                                       Name:     James W. Cooper
                                      Title:     Geschaftsfuhrer

                                        MARK CONTROLS CORPORATION


                                         By:  /s/ William E.Bendix
                                       Name:   William E.Bendix
                                      Title:   Managing Director
                                               Geschaftsfuhrer

                                        MARK CONTROLS GMBH i.Gr.

                                         By:  /s/  William  E. Bendix
                                       Name:   William E. Bendix
                                        Title:   Managing Director
                                                (Geschaftsfuhrer)